SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the

                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
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|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               CONMED CORPORATION
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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|_|   Fee paid previously with preliminary materials.
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      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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      3)    Filing Party:

      4)    Date Filed:

                               CONMED CORPORATION

                                 525 French Road

                              Utica, New York 13502

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CONMED Corporation (the "Company") will be held at the offices of the Company at 525 French Road, Utica, New York on Tuesday, May 18, 2003 at 3:30 p.m. (New York time), for the following purposes:

            (1) To elect eight directors to serve on the Company's Board of Directors;

            (2) To ratify the appointment of independent accountants for the Company for 2004;

            (3) To approve and authorize an amendment to the Company's 1999 Long-Term Incentive Plan to increase the number of shares of common stock authorized for issuance by 1,000,000 shares;

            (4) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

      The shareholders of record at the close of business on March 31, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      Even if you plan to attend the meeting in person, we request that you mark, date, sign and return your proxy in the enclosed self-addressed envelope as soon as possible so that your shares may be certain of being represented and voted at the meeting. Any proxy given by a shareholder may be revoked by that shareholder at any time prior to the voting of the proxy.

                                             By Order of the Board of Directors,


                                                   Thomas M. Acey
                                                   Secretary

April 15, 2004

                               CONMED CORPORATION
                                 525 French Road
                              Utica, New York 13502

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  May 18, 2004

      The enclosed proxy is solicited by and on behalf of the Board of Directors of CONMED Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, May 18, 2004, at 3:30 p.m. (New York time), at the offices of the Company at 525 French Road, Utica, New York, and any adjournment thereof. The matters to be considered and acted upon at such meeting are described in the foregoing notice of the meeting and this proxy statement. This proxy statement, the related form of proxy and the Company's Annual Report to Shareholders are being mailed on or about April 15, 2004, to all shareholders of record on March 31, 2004. Shares of the Company's common stock, par value $.01 per share ("Common Stock") represented in person or by proxy will be voted as described in this proxy statement or as otherwise specified by the shareholder. Any proxy given by a shareholder may be revoked by the shareholder at any time prior to the voting of the proxy by delivering a written notice to the Secretary of the Company, by executing and delivering a later-dated proxy or by attending the meeting and voting in person.

      The persons named as proxies are Eugene R. Corasanti and Daniel S. Jonas, who are, respectively, the Chief Executive Officer and Chairman of the Board, and the Vice President - Legal Affairs and General Counsel of the Company. The cost of preparing, assembling and mailing the proxy, this proxy statement and other material enclosed, and all clerical and other expenses of solicitations, will be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of the Company and its subsidiaries may solicit proxies by telephone, telegram or personal interview. The Company also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Common Stock held of record by such parties and will reimburse such parties for their expenses in forwarding soliciting material.

      Votes at the 2004 Annual Meeting will be tabulated by a representative of Registrar and Transfer Company, which has been appointed by the Company's Board of Directors to serve as inspector of election.

                                  VOTING RIGHTS

      The holders of record of the 29,725,841 shares of Common Stock outstanding on March 31, 2004 will be entitled to one vote for each share held on all matters coming before the meeting. The holders of record of a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the meeting. Shareholders are not entitled to cumulative voting rights. Under the rules of the Securities and Exchange Commission, or the SEC, boxes and a designated blank space are provided on the proxy card for shareholders if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director. In accordance with New York State law, such abstentions are not counted in determining the votes cast at the meeting. With respect to Proposal
(1), the director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Proposals
(2) and (3) require the affirmative vote of the holders of a majority of the votes cast at the meeting in order to be approved by the shareholders.

      When properly executed, a proxy will be voted as specified by the shareholder. If no choice is specified by the shareholder, a proxy will be voted "for" all portions of items (1), (2) and (3) and in the proxies' discretion on any other matters coming before the meeting.

      Under the rules of the New York Stock Exchange, Inc., which effectively govern the voting by any brokerage firm holding shares registered in its name or in the name of its nominee on behalf of a beneficial owner, Proposals (1) and
(2) are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days prior to the Annual Meeting. Proposal (3) is considered "non discretionary" and brokers who have received no instructions from their clients do not have discretion to vote on this item. The broker non-votes will be treated in the same manner as votes present.

              PROPOSALS TO BE SUBMITTED AT THE SHAREHOLDERS MEETING

      There are three proposals expected to be submitted for shareholder approval. The first concerns the election of directors. The second concerns ratifying the appointment of the Company's independent auditors. The third concerns an amendment to the 1999 Long-Term Incentive Plan. These proposals are more fully described below.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

      At the meeting, eight directors are to be elected to serve on the Company's Board of Directors. The shares represented by proxies will be voted as specified by the shareholder. If the shareholder does not specify his or her choice, the shares will be voted in favor of the election of the nominees listed on the proxy card, except that in the event any nominee should not continue to be available for election, such proxies will be voted for the election of such other persons as the Corporate Governance and Nominating Committee of the Board of Directors may recommend. The Company does not presently contemplate that any of the nominees will become unavailable for election for any reason. The director nominees who receive the greatest number of votes at the meeting will be elected to the Board of Directors of the Company. Votes against, and votes withheld in respect of, a candidate have no legal effect. Shareholders are not entitled to cumulative voting rights.

      The Board of Directors presently consists of eight directors. Directors hold office for terms expiring at the next annual meeting of shareholders and until their successors are duly elected and qualified. Each of the nominees proposed for election at the Annual Meeting is presently a member of the Board of Directors and has been elected by the shareholders.

      The following table sets forth certain information regarding the members of, and nominees for, the Board of Directors:

                NOMINEES FOR ELECTION AT THE 2004 ANNUAL MEETING

                                                  Served As
                                                  Director                 Principal Occupation or
        Name                           Age          Since                 Position with the Company
        ----                           ---        ---------               -------------------------
Eugene R. Corasanti                     73          1970       Chairman of the Board of Directors and Chief
                                                               Executive Officer of the Company.

                                        40          1994       President and Chief Operating Officer of the Company;
Joseph J. Corasanti                                            Director of the Company; Director of II-VI, Inc.
                                                               (NASD: IIVI).

                                        69          1992       Executive, retired; former Controller of the
Bruce F. Daniels                                               international division of Chicago Pneumatic Tool
                                                               Company; Director of the Company.  As noted below,
                                                               the Board of Directors has determined that Mr.
                                                               Daniels is independent, and is a financial expert.

                                        56          2003       Partner of  Dermody, Burke and Browne, CPA, PLLC
Jo  Ann Golden                                                 (accountants); Director of the Company. As noted
                                                               below, the Board of Directors has determined that Ms.
                                                               Golden is independent, and is a financial expert.

                                        39          2002       President of East Coast Olive Oil Corp.; Director of
Stephen M. Mandia                                              the Company. As noted below, the Board of Directors
                                                               has determined that Mr. Mandia is independent.

                                        69          1997       Retired Chairman of the Board of Directors and
William D. Matthews                                            retired Chief Executive Officer of Oneida Ltd. (NYSE:
                                                               OCQ), Chairman of the Board of Directors of Oneida
                                                               Financial Corporation (NASD: ONFC) and a former
                                                               director of Coyne Textile Services; Director of the
                                                               Company. As noted below, the Board of Directors has
                                                               determined that Mr. Matthews is independent, and is a
                                                               financial expert.

                                        73          1983       Partner of Steates Remmell Steates & Dziekan
Robert E. Remmell                                              (Attorneys); Director of the Company.  As noted
                                                               below, the Board of Directors has determined that Mr.
                                                               Remmell is independent.

                                        67          1998       Physician, retired; Director of the Company.  As
Stuart J. Schwartz                                             noted below, the Board of Directors has determined
                                                               that Dr. Schwartz is independent.

      More information concerning the directors and nominees is set forth below under the heading Corporate Governance Matters - Directors and Nominees for the Board of Directors, Executive Officers and Senior Officers.

      The Board of Directors recommends a vote FOR this proposal.

                  PROPOSAL TWO: INDEPENDENT PUBLIC ACCOUNTANTS

      The independent accountants for the Company have been PricewaterhouseCoopers LLP since 1982. The Audit Committee appointed PricewaterhouseCoopers LLP to be nominated as independent accountants for 2004, subject to shareholder ratification.

      Unless otherwise specified, shares represented by proxies will be voted for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for 2004. Neither our certificate of incorporation nor our by-laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may elect to retain them. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

      Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

      The affirmative vote of the holders of a majority of votes cast at the meeting is necessary for the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company for 2004.

      The Board of Directors recommends a vote FOR this proposal.

                 PROPOSAL THREE: AMENDMENT TO THE 1999 LONG-TERM
                                 INCENTIVE PLAN

      The Board of Directors adopted the Company's 1999 Long-Term Incentive Plan on March 3, 1999, subject to the approval of shareholders (filed as Exhibit A to the Company's 1999 Proxy Statement dated April 16, 1999, the "1999 LTIP"). The Company's shareholders approved the 1999 LTIP at the 1999 shareholders' meeting, and approved certain amendments in 2002. The 1999 LTIP provides the Company an opportunity to encourage selected employees and consultants and employees and consultants of its subsidiaries to acquire an ownership interest in the Company and helps align their economic interests directly with those of the Company's shareholders. The 1999 LTIP also provides the Company with flexibility to offer, in line with competitive practices, compensation packages to selected candidates whose contributions and skills are important to its long-term success. The present executive officers of the Company are potential beneficiaries under the proposed amendment to the 1999 LTIP. The Company historically has declined to reprice options as a matter of policy. This policy is incorporated into the 1999 LTIP to ensure that the interests of employees and consultants who receive options continue to be closely tied to the long-term performance of the Company.

      The Board of Directors has adopted, subject to shareholder approval, an amendment to the 1999 LTIP to make an additional 1,000,000 shares of Common Stock available under the 1999 LTIP. Except for the increase in the number of shares which can be issued under the 1999 LTIP, the provisions of the 1999 LTIP will remain the same as those presently in effect. The Company intends to file a registration statement on Form S-8 covering the additional shares of Common Stock issuable under the 1999 LTIP promptly after approval by the shareholders of this proposal. The following summary of the principal terms of the 1999 LTIP is qualified in its entirety by reference to the complete text of the 1999 LTIP set forth in Exhibit A to our 1999 proxy statement.

      General. Under the 1999 LTIP, the Company may grant employees or consultants stock options (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), performance shares and restricted stock (collectively, the "awards"). The 1999 LTIP is administered by the Compensation Committee (the "Committee" or the "Compensation Committee"), which is authorized to select employees of the Company and its subsidiaries and consultants to receive awards, determine the type, size and terms of awards to be made, determine the number of shares of Common Stock or share units subject to any award and determine the other terms and conditions of such awards to the extent not provided for in the 1999 LTIP. The Committee also has the authority to interpret the Plan, to establish, amend or rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Subject to limits it may establish, the Committee may delegate such authority with respect to employees other than those considered to be Covered Employees under the 1999 LTIP (including the Chief Executive Officer and employees whom the Committee considers likely to be among the four most other highly compensated executive officers for the year in which an award is made or payable) and other employees who are subject to Section 16 of the Exchange Act.

      All employees of the Company and its subsidiaries and certain consultants who have entered into consultancy agreements with the Company or any subsidiary who have demonstrated significant management potential or who have the capacity for contributing in a substantial measure to the successful performance of the Company, as determined by the Compensation Committee, are eligible to receive awards under the 1999 LTIP. The Compensation Committee may also deem other Company or subsidiary employees and consultants eligible to receive awards of nonstatutory options under the 1999 LTIP. While such criteria are subjective in nature, as a historical matter, approximately 150 employees receive awards each year under the 1999 LTIP, in addition to certain consultants who received awards. The Company anticipates that the number of employees receiving awards each year under the 1999 LTIP will decrease.

      It is not possible to determine the benefits or amounts to be received under the 1999 LTIP because all amounts to be received will be based solely on future performance.

      The maximum aggregate number of shares of Common Stock which are available for the grant of awards under the 1999 LTIP shall not exceed 2,500,000 shares of Common Stock (proposed to be increased to 3,500,000 shares), adjusted for any stock dividend or split, recapitalization, merger or any similar change. Notwithstanding the foregoing, in no event shall more than 600,000 shares of Common Stock (subject to adjustment in accordance with the preceding sentence) be available for the issuance of Common Stock pursuant to performance shares and restricted stock awards.

      As of March 31, 2004, there were options to purchase a total of 2,014,761 shares of Common Stock under the 1999 LTIP. Also, as of March 31, 2004 there were only 26,462 options available for grant under the 1999 LTIP.

      The 1999 LTIP is administered by the Compensation Committee, which is presently comprised of Messrs. Matthews, Daniels and Mandia.

      On April 1, 2004, the closing price of the Common Stock on the Nasdaq Stock Market was $30.70 per share.

      Stock Options. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Compensation Committee which price will not be less than the closing price of Common Stock on the Nasdaq Stock Market (or, if applicable, on the principal securities exchange on which such shares of Common Stock are traded) on the date of grant ("Fair Market Value"). Stock options will be exercisable for such period as is determined by the Compensation Committee, but in no event may options be exercisable more than 10 years after the date of grant. The Compensation Committee may permit an employee or a consultant who has received a grant of nonstatutory stock options to transfer the options, subject to such terms and conditions specified by the Compensation Committee, to the employee's or consultant's spouse and issue (including adopted and step-children) or to a trust for the benefit of the employee or consultant and such family members. No employee or consultant may receive stock option grants under the Plan for more than 300,000 shares of Common Stock in any 12 month period.

      Upon the grant or exercise of an incentive stock option, no income will be realized by the optionee for Federal income tax purposes (except in certain circumstances if taxes are due under the alternate minimum tax), and the Company will not be entitled to any deduction. If the Common Stock acquired upon exercise is not disposed of within the one-year period beginning on the date of the transfer of the Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to the Company. If the Common Stock is disposed of within the one-year or two-year periods referred to above, the optionee will realize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the Common Stock on the date of exercise (or, if less, the net proceeds of the disposition) over the exercise price, and the Company will be entitled to a corresponding deduction.

      Upon the grant of a nonstatutory option, no income will be realized by the optionee for Federal income tax purposes, and the Company will not be entitled to any deduction. Upon the exercise of such an option, the optionee will realize ordinary income in the amount by which the Fair Market Value of the Common Stock at the time of exercise exceeds the exercise price, and the Company will be entitled to a corresponding deduction. The Compensation Committee may permit an optionee to satisfy the Company's obligation to withhold required taxes upon the exercise of a nonstatutory option by having the Company retain the number of shares of Common Stock, the Fair Market Value of which is equal to the required withholding amount.

      Performance Shares. Performance share awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. The number of shares of Common Stock or share units to which the holder is entitled is based upon performance conditions of the Company over a performance period (which in no event may be less than twelve months) as determined by the Compensation Committee. Performance share awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Compensation Committee will determine whether performance shares granted in the form of share units shall be paid in cash, Common Stock or a combination thereof.

      Awards of performance shares to the Chief Executive Officer and the employees whom the Compensation Committee considers likely to be among the four most highly compensated executive officers for the year in which an award is made or payable shall, except to the extent determined otherwise by the Compensation Committee, be subject to performance conditions. The conditions must be established within 90 days after the start of the performance period and be based on the achievement by the Company or, if applicable, a business unit of a specified target operating or net income, earnings per share, return on assets, return on equity, any combination of the foregoing, or on the achievement of a targeted shareholder return. The Compensation Committee may reduce or eliminate an award of performance shares to such officers, notwithstanding the achievement of a specified target. The maximum number of performance shares subject to any award under the Plan to such an officer is 300,000 for each twelve months during the performance period; to the extent the award is paid in cash, the maximum is the cash value of such shares at the closing price on the Common Stock's last trading day on the Nasdaq Stock Market or, if applicable, the principal securities exchange on which such shares of Common Stock are traded during the period. If such an officer terminates employment for any reason during the period, the award will be payable to the extent determined by the Compensation Committee if the performance conditions are achieved.

      Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted under the Plan to provide holders of options granted under the Plan with an alternative method of realizing the benefits of those options. Upon exercise of a SAR and surrender of the related option, the Company will pay to the holder of the SAR an amount equal to 100%, or such lesser percentage as the Committee may determine, of the excess of (a) the fair market value of the shares of Common Stock subject to the related option on the date the SAR is exercised over
(b) the exercise price for those shares of Common Stock (the "spread"). This amount is payable by the Company at the time of exercise in cash, in shares of Common Stock, or in any combination of cash and shares of Common Stock, as determined by the Committee. SARs may be exercised only at a time and to the same extent as the related option is exercisable. Upon exercise of a SAR, the holder of the SAR must surrender, unexercised, the related option or any applicable portion thereof.

      Restricted Stock. Restricted stock awards consist of a grant of actual shares of Common Stock or share units having a value equal to an identical number of shares of Common Stock. Restricted stock awards may provide the holder with dividends or dividend equivalents and voting rights prior to vesting. The Compensation Committee will determine whether restricted stock granted in the form of share units shall be paid in cash, Common Stock or a combination thereof. The conditions and the length of the period for vesting of restricted stock awards are established by the Compensation Committee at the time of grant. A restricted period of not less than three years shall apply to all Common Stock or share units subject to restricted stock awards, except that a restricted period of less than three years may apply to such grants with respect to up to ten percent (10%) of the total shares of Common Stock available for the grant of awards under the Plan.

      Change in Control. In the event of a "Change in Control" (as defined in the Plan), (i) the restrictions applicable to all shares of restricted stock and restricted share units shall lapse and such shares and share units shall be deemed fully vested, (ii) all restricted stock granted in the form of share units shall be paid in cash, (iii) all performance shares granted in the form of shares of Stock or share units shall be deemed to be earned in full, (iv) all performance shares granted in the form of share units shall be paid in cash, and
(v) stock options and SARs that are not exercisable in full shall be deemed fully exercisable. The amount of any cash payment in respect of a restricted share unit or performance share unit shall be equal to: (A) in the event the Change in Control is the result of a tender offer or exchange offer for Common Stock, the final offer price per share paid for the Common Stock or (B) in the event the Change in Control is the result of any other occurrence, the aggregate per share value of Common Stock as determined by the Compensation Committee at such time. The Compensation Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such awards as it may deem equitable and in the best interests of the Company.

      Consistent with the Company's past practices in respect of awards under the 1983 Plan and the 1992 Plan, the 1999 LTIP expressly prohibits the repricing of any of the options or stock appreciation rights that may be granted under the 1999 LTIP, except pursuant to adjustments of and changes in the Common Stock, all as more fully described in Section 16 of the 1999 LTIP.

      The 1999 LTIP or any portion thereof may be amended, suspended or terminated by the Board of Directors at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary for the 1999 LTIP to continue to comply with Rule 16b-3 under the Exchange Act. Unless terminated earlier by the Board of Directors, the term of the 1999 LTIP will expire on December 31, 2008.

      Approval. In order to approve the proposal to amend the 1999 LTIP, the Company is seeking the approval by the holders of a majority of the outstanding shares of Common Stock represented at the 2004 Annual Meeting, which is the approval generally required for amendments to the 1999 LTIP. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

      The Board of Directors believes that the 1999 LTIP benefits the Company and its Shareholders by further aligning long-term interests of the employees with those of the Shareholders. The Board of Directors also believes that grants under the plan are a favorable method to the Company for compensating the recipients for past contributions to the Company's success, as well as for anticipated contributions in the future.

      The Board of Directors, therefore, recommends a vote FOR approval of the amendment to the 1999 LTIP.

                                 OTHER BUSINESS

      Management knows of no other business which will be presented for consideration at the Annual Meeting, but should any other matters be brought before the meeting, it is intended that the persons named in the accompanying proxy will vote such proxy at their discretion.

                  SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Any shareholder desiring to present a proposal to the shareholders at the 2005 Annual Meeting, which currently is expected to be scheduled on or about May 17, 2005, and who desires that such proposal be included in the Company's proxy statement and proxy card relating to that meeting, must transmit such proposal to the Company so that it is received by the Company at its principal executive offices on or before December 15, 2004. All such proposals should be in compliance with applicable SEC regulations. The Company's Nominating and Corporate Governance Committee will consider nominees for election of directors by shareholders if the following procedures are followed. Shareholders wishing to propose matters for consideration at the 2005 Annual Meeting or to propose nominees for election as directors at the 2005 Annual Meeting must follow specified advance notice procedures contained in the Company's by-laws, a copy of which is available on request to the General Counsel of the Company, c/o CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone (315) 793-8375). As of the date of this proxy statement, shareholder proposals, including director nominee proposals, must comply with the conditions set forth in Section 1.13 of the Company's by-laws and to be considered timely, notice of a proposal must be received by the Company between February 16, 2005 and March 18, 2005.

                          CORPORATE GOVERNANCE MATTERS
               DIRECTORS, EXECUTIVE OFFICERS, SENIOR OFFICERS AND
                      NOMINEES FOR THE BOARD OF DIRECTORS

                       Directors and Nominees for Director

      EUGENE R. CORASANTI (age 73) has served as Chairman of the Board of the Company since its incorporation in 1970. Mr. Corasanti is also the Company's Chief Executive Officer. Prior to that time he was an independent public accountant. Mr. Corasanti holds a B.B.A. degree in Accounting from Niagara University. Eugene R. Corasanti's son, Joseph J. Corasanti, is President and Chief Operating Officer and a Director of the Company.

      JOSEPH J. CORASANTI (age 40) has served as President and Chief Operating Officer of the Company since August 1999 and as a Director of the Company since May 1994. Mr. Corasanti is also a member of the Board of Directors of II-VI, Inc. (NASD: IIVI), a manufacturer of optical and electro-optical components and devices for infrared, e-ray, gamma-ray, telecommunication and other applications, where Mr. Corasanti is a member of the audit committee. He also served as General Counsel and Vice President-Legal Affairs of the Company from March 1993 to August 1998 and Executive Vice-President/General Manager of the Company from August 1998 to August 1999. Prior to that time he was an Associate Attorney with the law firm of Morgan, Wenzel & McNicholas, Los Angeles, California from 1990 to March 1993. Mr. Corasanti holds a B.A. degree in Political Science from Hobart College and a J.D. degree from Whittier College School of Law. Joseph J. Corasanti is the son of Eugene R. Corasanti, Chairman and Chief Executive Officer of the Company.

BRUCE F. DANIELS (age 69) has served as a Director of the Company since August 1992. Mr. Daniels is a retired executive. From August 1974 to June 1997, Mr. Daniels held various executive positions, including a position as Controller with Chicago Pneumatic Tool Company. Mr. Daniels holds a B.S. degree in Business from Utica College of Syracuse University. The Board of Directors has determined that Mr. Daniels is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

JO ANN GOLDEN (age 56) was elected to the Board of Directors in 2003 following the recommendation of the Nominating and Corporate Governance Committee, which nomination was approved by the full Board of Directors in February 2003. Ms. Golden is a certified public accountant and the managing partner of the New Hartford, New York office of Dermody Burke and Brown, CPA, PLLC, an accounting firm. Ms. Golden is the past President of the New York State Society of Certified Public Accountants (the State Society), having served previously as the Secretary and Vice President of the State Society. In addition, Ms. Golden is the current president of the New York State Society's Foundation for Accounting Education. Ms. Golden is also a member of the governing Council of the American Institute of Certified Public Accountants (AICPA), and was a member of the AIPCPA's Global Credential Survey Task Force in 2001. Ms. Golden holds a B.A. from the State University College at New Paltz, and a B.S. in Accounting from the Utica College of Syracuse University. The Board of Directors has determined that Ms. Golden is independent, and that she is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

STEPHEN M. MANDIA (age 39) has served as a Director of the Company since July 2002. Mr. Mandia has been the President and Chief Executive Officer of East Coast Olive Oil Corp. since 1991. Mr. Mandia also possesses financial ownership and sits on the board of Gem Packing Corp., Utica Plastics, LLC, ECOO Realty Corp., Olive Transport Corp. and Northside Gourmet Corp., which are all affiliated with East Coast Olive Oil Corp. Mr. Mandia holds a B.S. Degree from Bentley College, located in Waltham, Massachusetts, having also undertaken undergraduate studies at Richmond College in London. The Board of Directors has determined that Mr. Mandia is independent within the meaning of the rules of the Securities and Exchange Commission.

WILLIAM D. MATTHEWS (age 69) has served as a Director of the Company since August 1997. From 1986 until retiring from the positions in 1999, Mr. Matthews was the Chairman of the Board and the Chief Executive Officer of Oneida Ltd. (NYSE: OCQ). Mr. Matthews is the Chairman of the Board of Directors and a member of the audit committee of Oneida Financial Corporation (NASD: ONFC) and a former director of Coyne Textile Services. Mr. Matthews holds a B.A. degree from Union College and an L.L.B. degree from Cornell University School of Law. The Board of Directors has determined that Mr. Matthews is independent, and that he is an audit committee financial expert, within the meaning of the rules of the Securities and Exchange Commission.

ROBERT E. REMMELL (age 73) has served as a Director since June 1983. Mr. Remmell also served as a non-employee Assistant Secretary of the Company and as a non-employee officer of several of the Company's subsidiaries from June 1983, until March 1, 2000, when he resigned from his position as Assistant Secretary of the Company, and from the positions he had held in the Company's subsidiaries. Mr. Remmell has been a partner since January 1961 of Steates Remmell Steates & Dziekan, Utica, New York, which has served as counsel to the Company. Mr. Remmell holds a B.A. degree from Utica College and an L.L.B. from Syracuse University School of Law. The Board of Directors has determined that Mr. Remmell is independent within the meaning of the rules of the Securities and Exchange Commission.

STUART J. SCHWARTZ (age 67) has served as a Director of the Company since May 1998. Dr. Schwartz is a retired physician. From 1969 to December 1997 he was engaged in private practice as a urologist. Dr. Schwartz holds a B.A. degree from Cornell University and an M.D. degree from SUNY Upstate Medical College, Syracuse. The Board of Directors has determined that Dr. Schwartz is independent within the meaning of the rules of the Securities and Exchange Commission.

      The Board of Directors has determined that Messrs. Daniels, Mandia, Matthews and Remmell, Ms. Golden and Dr. Schwartz have no material relationship with the Company and are independent under the standards of the Nasdaq Stock Market.

      After conducting a self-assessment in December 2003, the Board agreed that the independent directors would meet in executive session after at least two Board meetings each year. Currently there is no lead director, and the independent directors designate, on a rotational basis, which director will preside at each executive session.

      The Company's Directors are elected at each annual meeting of shareholders and serve until the next annual meeting and until their successors are duly elected and qualified. Eugene R. Corasanti's employment is subject to an employment agreement which, as amended, expires on December 31, 2006, as further described below. Joseph J. Corasanti's employment is subject to an employment agreement which expires on December 31, 2004. The Company's other officers are appointed by the Board of Directors and, except as set forth in the following section, hold office at the will of the Board of Directors.

                     Executive Officers and Senior Officers

      WILLIAM W. ABRAHAM (age 72) joined the Company in May 1977 as General Manager. He served as the Company's Vice President-Manufacturing and Engineering from June 1983 until October 1989. In November of 1989 he was named Executive Vice President and in March 1993, he was named Senior Vice President of the Company. Mr. Abraham holds a B.S. degree in Industrial Management from Utica College of Syracuse University.

      THOMAS M. ACEY (age 57) has been employed by the Company since August 1980 and has served as the Company's Treasurer since August 1988 and as the Company's Secretary since January 1993. Mr. Acey holds a B.S. degree in Public Accounting from Utica College of Syracuse University and prior to joining the Company was employed by the certified public accounting firm of Tartaglia & Benzo in Utica, New York.

      DANIEL S. JONAS (age 40) joined the Company as General Counsel in August 1998 and in addition became the Vice President-Legal Affairs in March 1999. In September 1999, Mr. Jonas assumed responsibility for certain of the Company's Regulatory Affairs and Quality Assurance departments. In March 2003, Mr. Jonas also became responsible for the administration of the Company's ethics policy. Prior to his employment with the Company he was a partner with the law firm of Harter, Secrest & Emery, LLP in Syracuse from January 1998 to August 1998, having joined the firm as an Associate Attorney in 1995. Prior to that he was an Associate Attorney at Miller, Alfano & Raspanti, P.C. in Philadelphia from 1992 to 1995 as well as an adjunct professor of law at the University of Pennsylvania Law School from 1991 to 1995. Mr. Jonas holds an A.B. degree from Brown University and a J.D. from the University of Pennsylvania Law School.

      LUKE A. POMILIO (age 39) joined the Company as Controller in September 1995. In addition, in September 1999, Mr. Pomilio became a Vice President with responsibility for certain of the Company's manufacturing and research and development activities. Prior to his employment with the Company, Mr. Pomilio served as Controller of Rome Cable Corporation, a wire and cable manufacturer. He was also employed as a certified public accountant for Price Waterhouse LLP where he most recently served as an audit manager. Mr. Pomilio graduated with a B.S. degree in Accounting and Law from Clarkson University.

      ROBERT D. SHALLISH, JR. (age 55) joined the Company as Chief Financial Officer and Vice President-Finance in December 1989 and has also served as an Assistant Secretary since March 1995. Prior to this he was employed as Controller of Genigraphics Corporation in Syracuse, New York since 1984. He was employed by Price Waterhouse LLP as a certified public accountant and senior manager from 1972 through 1984. Mr. Shallish graduated with a B.A. degree in Economics from Hamilton College and holds a Master's degree in Accounting from Syracuse University.

      JOHN J. STOTTS (age 47) joined the Company as Vice President-Marketing and Sales for Patient Care in July 1993 and became Vice President-Marketing in December 1996. In January 2000, Mr. Stotts became Vice President - Marketing and Sales for Patient Care Products, a position now referred to as Vice President - Patient Care. Prior to his employment with the Company, Mr. Stotts served as Director of Marketing and Sales for Medtronic Andover Medical, Inc. Mr. Stotts holds a B.A. degree in Business Administration from Ohio University.

      FRANK R. WILLIAMS (age 55) joined the Company in 1974 as Sales Manager and Director of Marketing and became Vice President-Marketing and Sales in June 1983. In September 1989, Mr. Williams was named Vice President-Business Development. In November 1995, he was named Vice President-Technology Assessment and in January 2000, was also named Vice President-Research and Development and Marketing for Minimally Invasive Surgical Products, a position now known as Vice President - Endoscopy. Mr. Williams graduated with a B.A. degree from Hartwick College in 1970 as a biology major and did his graduate study in Human Anatomy at the University of Rochester College of Medicine.

      GERALD G. WOODARD (age 56) joined the Company as President of Linvatec Corporation, a wholly-owned subsidiary of the Company, in May 2000. Prior to his employment with the Company, Mr. Woodard served as the President of Elekta Holdings, Inc. from March 1998 to May 2000. Prior to holding this position Mr. Woodard was the President of the Monitoring and Information Systems Division of Marquette Medical Systems from November 1995 to March 1998. Mr. Woodard holds a B.G.S. degree from Indiana University.

               COMPENSATORY ARRANGEMENTS AND RELATED TRANSACTIONS

      The Company has outstanding agreements with certain executive employees of the Company selected by the Board of Directors. These agreements provide that the individuals will not, in the event of the commencement of steps to effect a Change of Control (defined generally as an acquisition of 20% or more of the outstanding voting shares or a change in a majority of the Board of Directors), voluntarily leave the employ of the Company until a third person has terminated his or her efforts to effect a Change of Control or until a Change of Control has occurred.

      In the event of a termination of the individual's employment within two years and six months of a Change of Control, the executive is entitled to three years' compensation, including bonus, retirement benefits equal to the benefits he would have received had he completed three additional years of employment, continuation of all life, accident, health, savings, or other fringe benefits for three years, as well as any excise or other tax that may become due as a result of such Change of Control.

      The Board of Directors of the Company may terminate any such agreement upon three years prior written notice. The Board of Directors may also, at any time, terminate an agreement with respect to any executive employee who is affiliated with any group seeking or accomplishing a Change of Control. Messrs.
E. Corasanti, J. Corasanti, Abraham and Woodard are each a party to such an agreement, as are certain other officers of the Company.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

      The full Board of Directors met eight times in person and voted by unanimous consent on two occasions during 2003. Each director attended or acted upon 100% of the total 2003 board meetings or unanimous consents and committee meetings or unanimous consents held or acted upon during periods that he or she was a member of the Board or such committees.

      The Company's Board of Directors currently has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. In addition, during a portion of 2003 the Board of Directors had a Stock Option Committee, which was disbanded during 2003 and whose responsibilities were transferred to the Compensation Committee.

      The Audit Committee presently consists of Messrs. Daniels, Matthews and Mandia and Ms. Golden. As more fully detailed in its charter, the Audit Committee is charged with (a) oversight of the Company's accounting and financial reporting principles, policies and internal accounting controls and procedures; (b) oversight of the Company's financial statements and the independent audit thereof; (c) nominating the outside auditors to be proposed for shareholder approval; (d) evaluating and, where deemed appropriate, replacing the independent auditors; (e) pre-approving all services permitted by law to be performed by the independent auditors, (f) approving all related-party transactions; and (g) establishing procedures for (i) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee has delegated its authority to pre-approve work by the independent auditors and related party transactions to the Chairman of the Audit Committee, who is required to disclose any such pre-approvals at the Audit Committee's next meeting. The Audit Committee met seven times during 2003. The current Audit Committee Charter is attached as an appendix to this proxy statement.

      The Compensation Committee presently consists of Messrs. Matthews, Daniels and Mandia. As set forth in its charter the Compensation Committee is charged with reviewing and establishing levels of salary, bonuses, benefits and other compensation for the Company's officers. The Compensation Committee met five times during 2003. The current Compensation Committee Charter is attached as an appendix to this proxy statement.

      The Nominating and Corporate Governance Committee presently consists of Messrs. Daniels and Mandia and Dr. Schwartz. As stated in its charter, the Nominating and Corporate Governance committee is responsible for recommending individuals to the full Board of Directors for nominations as members of the Board of Directors, and for developing and recommending to the full Board of Directors a set of corporate governance principles. The Nominating and Corporate Governance Committee will consider, but is not obligated to accept, shareholder recommendations for individuals to be nominated provided that such recommendations are submitted in writing to the Company's General Counsel within the time frame for Shareholder Proposals for the Annual Meeting. The Nominating and Corporate Governance Committee held two meetings in person during 2003. The current Nominating and Corporate Governance Committee Charter is attached as an appendix to this proxy statement.

      The Stock Option Committee consisted of Messrs. Remmell and Daniels and Dr. Schwartz. Prior to its being disbanded and its responsibilities being reassigned, the Stock Option Committee administered the Company's employee stock option plans and had authority to grant options to officers and key employees, as designated by the Stock Option Committee, and to determine the terms of such options in accordance with the employee stock option plans. The Stock Option Committee did not meet in person during 2003, and acted by unanimous written consent on resolutions five times during 2003.

      Each Director was paid $1,000 for each of the eight meetings of the full Board of Directors personally attended and Messrs. Daniels, Matthews and Remmell, Dr. Schwartz and Ms. Golden, as non-employee directors, are paid $5,000 for each fiscal quarter of service on the Board of Directors. Each member of the Audit Committee was paid $500 for each meeting of the Audit Committee attended, and each director is paid $500 for each committee on which he or she serves, with the chair of each committee receiving an additional $500 per meeting, except with respect to the Audit Committee chair, who receives an additional $1,000 per meeting. In addition, under the Company's Stock Option Plan for Non-Employee Directors, each non-employee director (Messrs. Daniels, Matthews and Remmell and Dr. Schwartz in 1999), (Messrs. Daniels, Matthews, Remmell and Dr. Schwartz in 2001), (Messrs. Daniels, Matthews, Remmell, Mandia and Dr. Schwartz in 2002) (Messrs. Daniels, Matthews, Remmell, Mandia, Ms. Golden and Dr. Schwartz in 2003) re-elected or continuing as a director, receives 4,500 options with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders.

      The Board of Directors has the following committees, with the membership of each committee as indicated:

       Board of Directors        Compensation Committee      Audit Committee
       ------------------        ----------------------      ---------------

       Eugene R. Corasanti,        William D. Matthews,      Bruce F. Daniels,
             Chairman                   Chairman                 Chairman
       Joseph J. Corasanti          Bruce F. Daniels          Jo Ann Golden
        Bruce F. Daniels           Stephen M. Mandia        Stephen M. Mandia
          Jo Ann Golden                                    William D. Matthews
        Stephen M. Mandia
       William D. Matthews
        Robert E. Remmell
       Stuart J. Schwartz

                            Nominating and Corporate
                              Governance Committee
                              --------------------

                                Bruce F. Daniels,
                                    Chairman
                               Stuart J. Schwartz
                                Stephen M. Mandia

            AUDIT COMMITTEE REPORT

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Audit Committee has received any payments, other than compensation for Board services from the Company. Although not currently engaged professionally in the practice of auditing or accounting, the Audit Committee and Board of Directors have determined that Messrs. Daniels and Matthews qualify as "audit committee financial experts" within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. In addition, the Audit Committee and Board of Directors have determined that Ms. Golden qualifies as an "audit committee financial expert" within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and the implementing regulations. The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on March 17, 2004. A copy of the amended and restated charter is attached to this proxy statement.

      Management is responsible for CONMED's internal controls, financial reporting process and compliance with laws and regulations. The independent accountants are responsible for performing an independent audit of CONMED's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes, as well as to attend to the matters set forth in the amended and restated charter.

      In this context, the Audit Committee has met and held discussions with management and with the independent auditors, including executive meetings without management present. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90 (Communication with Audit Committees).

      CONMED's independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants their independence. In this regard, the Audit Committee has determined that the provision of non-audit services by the independent auditors is compatible with the auditor's independence in light of the nature and extent of permissible non-audit services provided to the Company.

      Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

      Based upon the Audit Committee's review and discussions referred to above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in CONMED's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

Submitted by the Audit Committee,

Bruce F. Daniels (Chairman)
Jo Ann Golden
Stephen M. Mandia
William D. Matthews

                  CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

            The role of the Corporate Governance and Nominating Committee is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Board of Directors, in its business judgment, has determined that all members of the Corporate Governance and Nominating Committee are "independent", as required by applicable listing standards of the Nasdaq Stock Market, in that no member of the Corporate Governance and Nominating Committee has received any payments, other than compensation for Board services from the Company. The Corporate Governance and Nominating Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on February 29, 2004. A copy of the amended and restated charter is attached to this proxy statement.

      The Corporate Governance and Nominating Committee has no fixed process for identifying and evaluating potential candidates to be nominees. To date, the Corporate Governance and Nominating Committee has not retained the services of any third party to assist in the process of identifying or evaluating candidates, although this could change should circumstances warrant the services of a third party. Likewise, the Corporate Governance and Nominating Committee has no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

      The Committee may consider candidates proposed by management, but is not required to do so. As previously disclosed, the Corporate Governance and Nominating Committee will consider any nominees submitted to the Company by shareholders wishing to propose nominees for election as directors at the 2005 Annual Meeting, provided that the shareholders proposing any such nominees have adhered to specified advance notice procedures contained in the Company's by-laws, a copy of which is available on request to the General Counsel of the Company, CONMED Corporation, 525 French Road, Utica, New York 13502 (Telephone
(315) 793-8375).

Submitted by the Corporate Governance and Nominating Committee,

Bruce F. Daniels (Chairman)
Stephen M. Mandia
Stuart J. Schwartz

                  SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

      Shareholders who wish to communicate with the Board of Directors may do so by sending correspondence to the attention of the General Counsel of the Company at 525 French Road, Utica New York 13502 with a cover letter explaining that the correspondence is intended for the Board of Directors. At this time, no communications received by the Company in this manner will be screened, although this could change without prior notice. In addition, questions may be posed to directors during the question and answer period at the Annual Meeting of Shareholders. The Company has no formal policy requiring that directors attend the Annual Meeting of Shareholders, although the Company's expectation is that all directors will attend absent exceptional circumstances. Historically, all directors have attended the Annual Meeting of Shareholders, and all directors were present at the 2003 Annual Meeting of Shareholders.

                                ETHICS DISCLOSURE

      The Company has adopted, as of March 31, 2003, an ethics program which applies to all employees, including senior financial officers and the principal executive officer. The ethics program is generally available through the investor relations section of the Conmed Corporation web site (www.Conmed.com), and is to be administered by the Company's General Counsel. The Program codifies standards reasonably necessary to deter wrongdoing and to promote honest and ethical conduct, avoidance of conflicts of interest, full, fair, accurate, timely and understandable disclosure, compliance with laws, prompt internal reporting of code violations and accountability for adherence to the code and permits anonymous reporting by employees to an independent third-party, which will alert the Chair of Audit Committee of Board of Directors if and when it receives any anonymous reports.

                                   AUDIT FEES

      The aggregate fees and expenses billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2003 and December 31, 2002, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years, were $377,165 and $359,855, respectively. For those same periods, the audit related fees were $32,502 and $21,042, respectively. Audit related fees represent fees related to audits of employee benefit plans.

      The aggregate fees billed by PricewaterhouseCoopers LLP for tax services rendered to the Company, other than the services described above, for the years ended December 31, 2003 and December 31, 2002 were $287,527 and $363,638. The aggregate fees for all other services or products provided by PriceWaterhouse Coopers, were $1,500 in 2003, and $0 in 2002. All other fees represent fees related to tax compliance, tax consulting and tax planning services.

      The Audit Committee has adopted procedures requiring prior approval of particular engagements for services rendered by the Company's independent auditors. Consistent with applicable laws, the procedures permit one or more members of the Audit Committee to approve such services pursuant to authority delegated by the Audit Committee, provided the Audit Committee is informed.

                       COMPENSATION OF EXECUTIVE OFFICERS

      The following information relates to all plan and non-plan compensation awarded to, earned by, or paid to (i) Eugene R. Corasanti, the Chairman of the Board of Directors and Chief Executive Officer of the Company (the "CEO") and
(ii) the Company's four most highly compensated executive officers, other than the CEO, who were serving as executive officers of the Company at December 31, 2002 (the CEO and such officers, the "Named Executive Officers").

      The following information does not reflect any compensation awarded to or earned by the Named Executive Officers subsequent to December 31, 2003, except as may otherwise be indicated. Any compensation awarded to or earned by the Named Executive Officers during 2004 will be reported in the proxy statement for the Company's 2005 Annual Meeting of Shareholders, unless such compensation has been previously reported.

      Summary Compensation Table

      The following table sets forth for the Named Executive Officers for each of the last three fiscal years: (i) the name and principal position of the executive officer (column (a)); (ii) the year covered (column (b)); (iii) annual compensation (columns (c), (d) and (e)), including: (A) base salary earned during the year covered (column (c)); (B) bonus earned during the year covered (column (d)); and (C) other annual compensation not properly categorized as salary or bonus (column (e)); (iv) long-term compensation, including the sum of the number of stock options granted (column (f)); and all other compensation (column (g)).

                           Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------------
                                                                                          Long-Term              All
                                                                                        Compensation            Other
                                                     Annual Compensation                   Awards          Compensation(4)
--------------------------------------------------------------------------------------------------------------------------
           (a)                      (b)         (c)           (d)          (e)              (f)                  (g)
--------------------------------------------------------------------------------------------------------------------------
                                                                          Other
                                                                          Annual         Options(3)
          Name                    Fiscal       Salary      Bonus(1)   Compensation(2)       (#)
  Principal Position               Year         ($)          ($)            ($)                                   ($)
--------------------------------------------------------------------------------------------------------------------------
Eugene R. Corasanti,               2003       387,307      120,000        493,122         125,000              36,320
Chief Executive Officer,           2002       361,928            0        448,293         187,500               6,566
Chairman of the Board              2001       344,366       52,502        407,539         112,500               6,000
--------------------------------------------------------------------------------------------------------------------------
Joseph J. Corasanti,               2003       292,308       91,500        133,000         125,000              20,319
President, Chief                   2002       222,590            0        121,000         112,500              13,046
Operating Officer                  2001       221,432       34,655        110,000         154,687               9,062
--------------------------------------------------------------------------------------------------------------------------
William W. Abraham,                2003       200,425       61,122                         10,000              43,746
Senior Vice President              2002       192,137            0                         10,000              12,341
                                   2001       184,185       27,986             --          15,000              10,820
--------------------------------------------------------------------------------------------------------------------------
Gerald G. Woodard,                 2003       231,292       11,565                         10,000              15,805
President of Linvatec              2002       221,169            0                         10,000              12,700
                                   2001       209,153            0             --          15,000             114,441
--------------------------------------------------------------------------------------------------------------------------
Eugene T. Starr (5)                2003       217,141       43,428                         10,000              31,851
President of CONMED                2002       205,156            0             --          10,000              10,300
Electrosurgery                     2001        90,000       30,518             --          52,500              32,450
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Annual Compensation - Bonus includes cash bonuses in year earned even if paid after the fiscal year end.

(2)   Amounts represent deferred compensation and accrued interest for Messrs.
      E. and J. Corasanti. See the discussion of the employment agreements for Messrs. E. and J. Corasanti, below.

(3) Options figures are adjusted to reflected 3-for-2 stock dividend as of September 7, 2001.

(4) All Other Compensation consists of company contributions, if any, to employee 401(k) plan accounts on the same terms offered to all other employees, payments for supplemental insurance policies, as well as certain other reimbursements (for example, for non-recurring relocation expense for Mr. Woodard) and other payments relating to automobile leases and/or allowances and dues payments.

(5) Mr. Starr was hired effective July 9, 2001, and resigned from the Conmed Electrosurgery as of February 1, 2004.

      Eugene R. Corasanti has a five-year employment agreement (the "CEO Employment Agreement") with the Company, which originally extended through December 31, 2001, and was extended through December 31, 2006. The CEO Employment Agreement provides for Mr. Corasanti to serve as chief executive officer of the Company for five years at an annual salary not less than $300,000, as determined by the Board of Directors. Mr. Corasanti also receives deferred compensation of $100,000 per year (which the Board increased to $200,000 for 2000 and subsequent years) with interest at 10% per annum, payable in 120 equal monthly installments upon his retirement or to his beneficiaries at death, and is entitled to participate in the Company's employee stock option plan, pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of

Directors. In the event that the Board of Directors should fail to re-elect Mr. Corasanti as chief executive officer or should terminate his employment for reasons other than just cause, Mr. Corasanti will become entitled to receive the greater of three years' base annual salary or the balance of his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination for the five-term employment term, and shall continue to receive other employment benefits, for the greater of three years or the balance of the CEO Employment Agreement's five-year term. In the event of Mr. Corasanti's death or disability, Mr. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the CEO Employment Agreement's term. If, during the term of Mr. Corasanti's employment under the Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. Corasanti will be entitled to receive (a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus
(ii) the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination;
(c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. The Board of Directors determined that Mr. Corasanti's base annualized salary would be 400,000 for 2003.

      Joseph J. Corasanti has a five-year employment agreement (the "COO Employment Agreement") with the Company, extending through December 31, 2004. The COO Employment Agreement provides for Mr. Corasanti to serve as chief operating officer of the Company for five years at an annual salary not less than $200,000, as determined by the Board of Directors. Mr. Corasanti also receives deferred compensation of $100,000 per year with interest at 10% per annum, payable in 120 equal monthly installments, at his option, upon his departure or retirement or to his beneficiaries at death, and is entitled to participate in the Company's employee stock option plan and pension and other employee benefit plans and such bonus or other compensatory arrangements as may be determined by the Board of Directors. In the event that the Board of Directors should fail to re-elect Mr. Corasanti as chief operating officer or should terminate his employment for reasons other than just cause, Mr. Corasanti will become entitled to receive the greater of three years' base annual salary or the balance of his base annual salary plus the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination for the five-term employment term, and shall continue to receive other employment benefits, for the greater of three years or the balance of the COO Employment Agreement's five-year term. In the event of Mr. Corasanti's death or disability, Mr. Corasanti or his estate or beneficiaries will be entitled to receive 100% of his base annual salary and other employment benefits (other than deferred compensation) for the balance of the COO Employment Agreement's term. If, during the term of Mr. Corasanti's employment under the COO Employment Agreement and within two years after a Change in Control, his employment with the Company is terminated by the Company, other than for Cause or by him for Good Reason (as such capitalized terms are defined in the Employment Agreement), Mr. Corasanti will be entitled to receive
(a) a lump sum payment equal to three times the sum of (i) his base salary on the date of such termination or his base salary in effect immediately prior to the Change in Control, whichever is higher, plus (ii) the average of the bonuses, deferred compensation and incentive compensation awarded to Mr. Corasanti during the three years prior to such termination; (b) continued coverage under the benefit plans in which he participates for a period of two years from the date of such early termination; (c) a lump sum payment equal to the aggregate amount credited to his deferred compensation account; and (d) awards for the calendar year of such termination under incentive plans maintained by the Company as though any performance or objective criteria used in determining such awards were satisfied. The Board of Directors determined that Mr. J. Corasanti's base annualized salary would be $305,000 for 2003.

      The Company paid the premiums on three split-dollar life insurance policies for Eugene R. Corasanti through July 2002, at which time the Board of Directors and management elected to halt such payments in light of the enactment of the Sarbanes-Oxley Act of 2002, as further described below. In 2003, there were no premiums paid on these policies by the Company. In addition, there were no premiums paid by the Company for a split-dollar life insurance policy for Mr.
J. Corasanti in 2003. These matters are described below under "Board of Directors Interlocks and Insider Participation; Certain Relationships and Related Transactions."

                               STOCK OPTION PLANS

1999 Long-Term Incentive Stock Plan

      In May 1999, the shareholders approved the CONMED Corporation 1999 Long-Term Incentive Plan (the "1999 LTIP"). Under the 1999 LTIP, in the discretion of the Compensation Committee of the Board of Directors (the "Committee"), options, performance shares and restricted stock may be granted to employees and/or consultants of the Company and its subsidiaries. The Committee presently consists of Messrs. Matthews, Daniels and Mandia.

      Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422, (ii) options other than incentive stock options (i.e., non-qualified options), (iii) performance shares, and (iv) restricted stock (collectively, the "awards"). A total of 2,500,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) had been reserved against the issuance of awards to be granted under the 1999 LTIP. Shares reserved under an award which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1999 LTIP. As of March 31, 2004, options relating to 2,473,538 shares of Common Stock have been granted and not terminated under the 1999 LTIP. As of March 31, 2004, 973,932 of the options are exercisable. As of March 31, 2004, options relating to 26,462 shares of Common Stock remain available to be granted.

The 1992 Plan

      In April 1992, the shareholders approved the CONMED Corporation 1992 Stock Option Plan (as amended and approved by the shareholders on May 21, 1996, the "1992 Plan"). Under the 1992 Plan, in the discretion of the Compensation Committee of the Board of Directors, options may be granted to officers and key employees of the Company and its subsidiaries for the purchase of shares of Common Stock. The Compensation Committee presently consists of Messrs. Matthews, Daniels and Mandia.

      Options may be granted which are (i) incentive stock options within the meaning of Internal Revenue Code Section 422 or (ii) options other than incentive stock options (i.e., non-qualified options). A total of 3,000,000 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) had been reserved against the exercise of options to be granted under the 1992 Plan. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the 1992 Plan. No additional options are available to be granted under the 1992 Plan. Options relating to 3,000,000 shares of Common Stock have been granted and not terminated under the 1992 Plan, of which options relating to 1,295,179 shares of Common Stock are still exercisable.

Stock Option Plan for Non-Employee Directors

      In May 1995, the shareholders of the Company approved the Stock Option Plan For Non-Employee Directors of CONMED Corporation (the "Non-Employee Directors Plan"). All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in the Non-Employee Directors Plan. Under the Non-Employee Directors Plan, each Non-Employee Director elected, reelected or continuing as a director receives 4,500 options (which are non-qualified stock options under the Internal Revenue Code of 1986) with an option price equal to the fair market value of the Company's Common Stock on the business day following each annual meeting of the shareholders.

      A total of 212,500 shares of Common Stock (subject to adjustment for stock splits and other changes in the Company's capital structure) are reserved against the exercise of options to be granted and not terminated under the Non-Employee Directors Plan, of which options for 110,384 shares of Common Stock have been granted and options for 74,292 shares are still exercisable. Options relating to 102,166 shares of Common Stock remain available to be granted. Shares issuable under the Non-Employee Directors Plan may be authorized but unissued shares or treasury shares. Shares reserved under an option which for any reason expires or is terminated, in whole or in part, shall again be available for the purposes of the Non-Employee Directors Plan.

                                                                                                            Number of Securities
                                                                                                           Remaining Available for
                                                                                                            Future Issuance Under
                                                    Number of Securities to        Weighted-Average         Equity Compensation
                                                    be Issued Upon Exercise       Exercise Price of           Plans (Excluding
                                                    of Outstanding Options,      Outstanding Options,   Securities Reflected in the
                               Plan Category          Warrants and Rights        Warrants and Rights           Second Column)
 Equity compensation       1999 Long-Term
  plans approved by        Incentive Stock Plan            2,010,486                 $37,534,107                    26,462
   security holders

                           1992 Stock Option Plan          1,295,179                 $21,738,341                         0

                           Stock Option Plan for
                           Non-Employee Directors             74,292                 $ 1,450,389                   102,166

 Equity compensation
plans not approved by
   security holders

Option Grants Table

      The following table sets forth, with respect to grants of stock options made during 2003 to each of the Named Executive Officers: (i) the name of the executive officer (column (a)); (ii) the number of securities underlying options granted (column (b)); (iii) the percent the grant represents of the total options granted to all employees during 2003; (iv) the per share exercise price of the options granted (column (d)); (v) the expiration date of the options (column (e)); and (vi) the potential realizable value of each grant, assuming the market price of the Common Stock appreciates in value from the date of grant to the end of the option term at a rate of (A) 5% per annum (column (f)) and (B) 10% per annum (column (g)).

                              Option Grants in 2003

                                                                                                 Potential Realizable Value at
                                                                                                 Assumed Annual Rates of Stock
                                                                                                      Price Appreciation for
                                       Individual Grants                                                   Option Term
----------------------------------------------------------------------------------------------   -----------------------------
             (a)                    (b)            (c)             (d)              (e)               (f)              (g)
                                 Number of
                                Securities     % of Total
                                Underlying       Options
                                  Options       Granted to     Exercise or
                                  Granted      Employees in    Base Price
       Name                         (#)            2003          ($/Sh)        Expiration Date        5%($)          10%($)
-------------------             -----------    ------------    -----------     ---------------     ----------      ----------
Eugene R. Corasanti               125,000         21.35           17.74         May 20, 2013       $1,394,574      $3,534,124

Joseph J. Corasanti               125,000         21.35           17.74         May 20, 2013       $1,394,574      $3,534,124

William W. Abraham                 10,000          1.71           17.74         May 20, 2013         $111,566        $282,730

Gerald Woodard                     10,000          1.71           17.74         May 20, 2013         $111,566        $282,730

Eugene T. Starr                    10,000          1.71           17.74          01/12/2004               N/A             N/A

Aggregated Option Exercises and Year-End Option Value Table

      The following table sets forth, with respect to each exercise of stock options during 2003 by each of the Named Executive Officers and the year-end value of unexercised options on an aggregated basis: (i) the name of the executive officer (column (a)); (ii) the number of shares received upon exercise, or, if no shares were received, the number of securities with respect to which the options were exercised (column (b)); (iii) the aggregate dollar value realized upon exercise (column (c)); (iv) the total number of securities underlying unexercised options held at December 31, 2003, separately identifying the exercisable and unexercisable options (column (d)); and (v) the aggregate dollar value of in-the-money, unexercised options held at December 31, 2003, separately identifying the exercisable and unexercisable options (column (e)). The Company has not issued any stock appreciation rights.

                     Aggregated Option Exercises in 2003 and
                         December 31, 2003 Option Values

         (a)                       (b)            (c)                        (d)                                  (e)
                                                                Name of Securities Underlying
                                                                   Unexercised Options at        Value of Unexercised In-the-Money
                                                                        12/31/03 (#)                 Options at 12/31/03 ($)(1)
                                                                ------------------------------   ---------------------------------
                                 Shares
                              Acquired on        Value
        Name                  Exercise (#)    Realized ($)      Exercisable     Unexercisable     Exercisable       Unexercisable
        ----                  ------------    ------------      -----------     -------------     -----------       -------------
Eugene R. Corasanti                   0       $      0.00         684,363          125,000       $4,753,882.00       $757,500.00
Joseph J. Corasanti              45,267       $554,977.58         521,225          143,009       $3,330,508.00       $848,317.00
William W. Abraham                9,355       $127,210.51         131,846           10,000       $1,009,236.00       $ 60,600.00
Gerald Woodard                        0       $      0.00          39,505           48,009       $  329,282.00       $328,079.00
Eugene T. Starr                  27,001       $ 56,879.10          10,000           35,501       $   21,173.00       $106,919.00

--------------------------------------------------------------------------------

(1) Assumes $23.80 per share fair market value on December 31, 2003 which was the closing price on December 31, 2003, the last day of trading on the Nasdaq Stock Market in 2003.

                                  PENSION PLANS

      The Company maintains a broadly based defined benefit pension plan (the "Pension Plan") for all employees. The Pension Plan entitles a participant to a normal monthly retirement benefit equal to 1 1/2% of the participant's average monthly earnings over the period of employment times years of service. The deferred compensation for Messrs. E. and J. Corasanti is not included in the calculation of retirement benefits. Benefits are fully vested after five years of service, starting from date of hire. Upon reaching normal retirement age, generally age 65 with five years of credited service, participants are entitled to receive vested benefits under the Pension Plan either in the form of a lump sum payment or a monthly retirement benefit.

      The Pension Plan represents a "fresh start" as of January 1, 1989, replacing the three pension plans formerly in place. The three former plans have been merged into the Pension Plan, which is the former broadly based plan with the benefit formula increased from 1/2% of pay to 1 1/2% of pay. Benefits accrued by participants under the former plans became fully vested as of December 31, 1988 and are paid, when due, from this "fresh start" Pension Plan. Benefits accrued under the former plans are payable from the Pension Plan in addition to the benefits to be received under the Pension Plan.

      As of December 31, 2003, Messrs. E. Corasanti, J. Corasanti and Abraham had eight, eleven and seven years of credited service, respectively in the Conmed Pension Plan. Messrs. Woodard and Starr had four and three years of credited service in the Linvatec and CONMED Electrosurgery Pension Plans respectively. The first table presents information concerning the annual pension payable under the Pension Plan based upon various assumed levels of annual compensation and years of service.

                               CONMED Pension Plan

                                         Years of Service
  Average
    Pay                  15            20         25         30            35
------------          -------      -------     -------     -------      -------
    $125,000          $28,125      $37,500     $46,875     $56,250      $65,625
    $150,000           33,750       45,000      56,250      67,500       78,750
 $175,000(1)           36,000       48,000      60,000      72,000       84,000
 $200,000(1)           36,000       48,000      60,000      72,000       84,000
 $225,000(1)           36,000       48,000      60,000      72,000       84,000
 $250,000(1)           36,000       48,000      60,000      72,000       84,000
 $300,000(1)           36,000       48,000      60,000      72,000       84,000
 $400,000(1)           36,000       48,000      60,000      72,000       84,000
 $450,000(1)           36,000       48,000      60,000      72,000       84,000
 $500,000(1)           36,000       48,000      60,000      72,000       84,000

            (1) 2003 statutory limits are $160,000 and straight life annuity benefit payable at age 65 and $200,000 annual compensation taken into account in determining average pay.

                              Linvatec Pension Plan

                                          Years of Service
   Average            ---------------------------------------------------------
     Pay                15            20          25         30            35
------------          -------      -------     -------     -------      -------
    $125,000          $33,924      $45,232     $56,540     $67,848      $79,156
    $150,000           41,424       55,232      69,040      82,848       96,656
 $175,000(1)           44,424       59,232      74,040      88,848      103,656
 $200,000(1)           44,424       59,232      74,040      88,848      103,656
 $225,000(1)           44,424       59,232      74,040      88,848      103,656
 $250,000(1)           44,424       59,232      74,040      88,848      103,656
 $300,000(1)           44,424       59,232      74,040      88,848      103,656
 $400,000(1)           44,424       59,232      74,040      88,848      103,656
 $450,000(1)           44,424       59,232      74,040      88,848      103,656
 $500,000(1)           44,424       59,232      74,040      88,848      103,656

--------------------------------------------------------------------------------

            (1) 2003 statutory limits are $160,000 for straight life annuity benefit payable at age 65 and $200,000 annual compensation taken into account in determining average pay.

                       CONMED Electrosurgery Pension Plan

                                        Years of Service
  Average
    Pay                  15         20          25          30            35
------------          -------     -------     -------      -------      -------
    $125,000          $33,045     $44,060     $55,075      $66,090      $77,105
    $150,000           40,545      54,060      67,575       81,090       94,605
    $175,000           48,045      64,060      80,075       96,090      112,105
 $200,000(1)           55,545      74,060      92,575      111,090      129,605
 $225,000(1)           55,545      74,060      92,575      111,090      129,605
 $250,000(1)           55,545      74,060      92,575      111,090      129,605
 $300,000(1)           55,545      74,060      92,575      111,090      129,605
 $400,000(1)           55,545      74,060      92,575      111,090      129,605
 $450,000(1)           55,545      74,060      92,575      111,090      129,605
 $500,000(1)           55,545      74,060      92,575      111,090      129,605

            (1) Statutory limits are $160,000 as a straight life annuity payment payable at age 65 and $200,000 annual compensation taken into account in determining average pay.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's Board of Directors, pursuant to the terms of the CEO and COO Employment Agreements, establishes the annual salary of Eugene R. Corasanti and Joseph J. Corasanti. The Compensation Committee establishes the compensation plans and specific compensation levels for the Company's other executive and senior officers. The Compensation Committee administers the Company's stock option plans. The Compensation Committee is presently composed of Messrs. Matthews, Daniels and Mandia.

      The Board of Directors believes that the compensation of Eugene R. Corasanti, the Company's Chairman and Chief Executive Officer, should be heavily influenced by company performance, long-term growth and strategic positioning. Therefore, although there is necessarily some subjectivity in setting the CEO's salary, major elements of the compensation package are directly tied to company performance, long-term growth and strategic positioning. This philosophy is reflected in Mr. Corasanti's current five-year employment contract, which provides for a base annual salary of $300,000 and permits the Board of Directors, in its discretion, to establish a higher salary for him. As set forth below, the current annualized base salary for Mr. E. Corasanti is $400,000.

      The Board of Directors believes that the compensation of Joseph J. Corasanti, the President and Chief Operating Officer ("COO"), should also be heavily influenced by company performance, long-term growth and strategic positioning. This philosophy is reflected in the employment contract for the COO which is generally similar to the contract provided to the CEO, and which provides for a base annual salary of $200,000 and permits the Board of Directors to determine a higher salary for the COO in its discretion. As set forth below, the current base salary for Mr. J. Corasanti is $305,000.

      In 2001, the Company focused on internal growth through the introduction of new products, even as it continued to integrate the Imagyn acquisition from the fall of 2000. In addition, the Company completed a second Imagyn acquisition that prompted the creation of a dedicated endoscopy sales force. In addition, the Company acquired real estate which was significant to the operations of its orthopedic subsidiary, and secured less expensive financing through a $50.0 million accounts receivable securitization. With the trend of increasing revenues and earnings for 2001, the Board of Directors approved an increase in base compensation for Mr. E. Corasanti to $350,000. In addition, the Board of Directors, with Messrs. E. Corasanti and J. Corasanti abstaining, voted to approve a five-year extension to the employment agreement of Mr. E. Corasanti together with a grant of options relating to 75,000 shares of common stock. In light of the Company's performance during 2001, a bonus of $52,502 was awarded to Mr. E. Corasanti and a bonus of $34,655 was awarded to Mr. J. Corasanti.

      In 2002, the Company continued to focus on internal growth, through the introduction of a number of new products and improved distribution. In addition, the Company completed a number of strategic acquisitions and continued to integrate completed acquisitions. While the Company experienced record revenues and earnings, the results recognized at the end of the year were nonetheless lower than expected. In light of the continued trend toward increasing revenues and earnings, as well as the improvements to the Company's balance sheet, the Board of Directors, with Messrs. E. Corasanti and J. Corasanti abstaining, approved an increase in base compensation for Mr. E. Corasanti to $350,000, and approved an increase in base compensation for Mr. J. Corasanti to $275,000. In light of the year-end results proving to be lower than expected, no bonuses were paid to Messrs. E .Corasanti and J. Corasanti. Likewise, no officers were awarded any bonus in light of the final year-end performance.

      During 2003, the Company continued its focus on internal growth, through the introduction of a number of new products and an increase in the number of sales representatives representing its orthopedic products. In addition, the Company completed strategic acquisitions and continued to integrate completed acquisitions. The Company experienced record revenues and net income, before certain charges. Further, the Company lowered its debt to total capitalization ratio despite one significant acquisition at the beginning of the year, and reduced its interest cost for outstanding debt. Moreover, the Company resolved significant litigation on favorable terms. In light of the continued trend toward increasing revenues and earnings, as well as the improvements to the Company's balance sheet, the Board of Directors, with Messrs. E. Corasanti and
J. Corasanti abstaining, approved an increase in base compensation for Mr. E. Corasanti to $400,000, and approved an increase in base compensation for Mr. J. Corasanti to $305,000. These increases were effective on or about June 1, 2003. In addition, in light of the uncertainty surrounding split-dollar life insurance premiums following the enactment of the Sarbanes-Oxley Act of 2002 and its implementing regulations, and because the Company had a prior contractual commitment to provide such insurance, the Company agreed to provide payments to Mr. J. Corasanti in an amount sufficient to allow him to continue to pay the premiums due on a split-dollar life insurance policy in which the Company no longer has any interest. In light of the Company's year-end results, a bonus of $120,000 was awarded to Mr. E. Corasanti and a bonus of $91,500 was awarded to Mr. J. Corasanti. Likewise, certain other officers were awarded bonuses in light of the final year-end performance.

      The Compensation Committee has adopted similar policies with respect to compensation of the other executive officers of the Company. The Company's performance, long-term growth and strategic positioning and the individual's past performance and future potential are considered in establishing the base salaries of executive officers. The policy regarding other elements of the compensation package for executive officers is similar to the CEO's in that the package is tied to achievement of performance targets. In light of the Company's performance during 2003, Mr. E. Corasanti was granted options relating to 125,000 shares, and Mr. J. Corasanti was granted options relating to 125,000 shares. In 2003, the Compensation Committee also granted options to certain other executive officers.

      Stock options are granted to the Company's executive officers primarily based on the executive's ability to influence the Company's long-term growth and profitability. The number of options granted is determined by using the same subjective criteria. All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for shareholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

      Although the Company's Board of Directors, including its Compensation Committee, retains full discretion to structure executive compensation in the best overall interests of the Company, the Board of Directors will consider the implications of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder in structuring and managing executive compensation. The Board's consideration of Section 162(m) may include, among other things, structuring compensation as qualified performance-based compensation, requesting that executive officers defer compensation in excess of $1 million per year, and requesting that executive officers delay the exercise of stock options if such exercise would lead to the related compensation being non-deductible under Section 162(m).

            BOARD OF DIRECTORS INTERLOCKS AND INSIDER PARTICIPATION;
                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company's Board of Directors, which is presently composed of Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, William D. Matthews, Robert E. Remmell, Stuart J. Schwartz, and Stephen Mandia establishes the compensation plans and specific compensation levels for Eugene R. Corasanti directly (with Messrs. E. Corasanti and J. Corasanti abstaining) and for other executive officers through the Compensation Committee, and administers the Company's stock option plans through the Compensation Committee. As disclosed above, Eugene R. Corasanti, the Chairman of the Board of Directors, is the Chief Executive Officer of the Company and also serves as an officer of the Company's subsidiaries. Joseph J. Corasanti, a director of the Company, is the President and Chief Operating Officer of the Company, and also serves as an officer of several of the Company's subsidiaries and is the son of Eugene R. Corasanti.

      Robert E. Remmell had served as the Assistant Secretary of the Company, and as an officer of several of the Company's subsidiaries, until March 1, 2000, when he resigned from those positions. Mr. Remmell is a partner in the law firm of Steates, Remmell, Steates and Dziekan, which has served as counsel to the Company. The Company made no payments to the firm in 2003, although a nominal amount of work has been performed for which bills have not been issued. This work was pre-approved pursuant to the procedures of the Audit Committee.

      During 2003, the Company made aggregate payments of $71,175 to George A. Nole & Son, Inc., a construction company, in connection with certain renovations being made to the Company's Central New York facilities. The sole shareholder of George A. Nole & Son, Inc., a New York corporation, is Angelo Nole, who is the brother-in-law of Eugene R. Corasanti. The contracts were awarded following a competitive bidding process, except for certain contracts the expected value of which was under $40,000. This work was pre-approved pursuant to the procedures of the Audit Committee.

      Through December 31, 2001, the Company had paid all premiums on certain split-dollar life insurance policies with face amounts totaling $4,397.567 for the benefit of Eugene R. Corasanti. The Company did not pay or accrue premiums in the fiscal year ended December 31, 2003. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. Eugene Corasanti, and at December 31, 2003, the aggregate amount due the Company from Mr. E. Corasanti related to these split-dollar life insurance policies is $815,633. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. E. Corasanti's death and the balance of the policy will be paid to Mr. E. Corasanti's estate or beneficiaries.

      The Company likewise paid certain premiums associated with a split-dollar life insurance policy totaling $1,000,000 for the benefit of Joseph J. Corasanti. The Company did not pay or accrue premiums in the fiscal year ended December 31, 2003. Premiums paid by the Company in prior years are treated by the Company as a loan to Mr. J. Corasanti, and at December 31, 2003, the aggregate amount due the Company from Mr. J. Corasanti related to these split-dollar life insurance policies is $36,390. This amount (and loans, if any, for future premiums) will be repaid to the Company on Mr. J. Corasanti's death and the balance of the policy will be paid to Mr. J. Corasanti's estate or beneficiaries.

      In connection with the enactment of the Sarbanes-Oxley Act of 2002 (the "Act") and the general prohibition against loans to officers, subject to an exception for certain pre-existing loan arrangements, the Board of Directors and management opted, as of October 2002, to stop making the premium payments which previously had been accounted for as loans pending further clarification of the regulations and interpretation of the Act. The policies for which the Company had previously been funding premium payments have cash balances sufficient to permit the payment of premiums. The Board of Directors and management may, however, elect to resume such payments if management and the Board of Directors conclude that the obligation to make such payments was maintained by the Company on the date of the enactment of the Act and was not materially modified pursuant to Section 402 of the Act and the implementing regulations, or if such payments are otherwise permitted.

                      INSURANCE FOR DIRECTORS AND OFFICERS

      The Company has entered into directors and officers insurance policies with National Union Fire Insurance Company of Pittsburgh, PA covering the period from January 31, 2004 through March 31, 2005 at a total cost of $ 450,000, which covers directors and officers of the Company and its subsidiaries.

                                PERFORMANCE GRAPH

      The graph below compares the yearly percentage change in the Company's Common Stock with the cumulative total return of the Center for Research for Stock Performance ("CRSP") Total Return Index for the NASDAQ Stock Market and the cumulative total return of the Standard & Poor's Medical Products and Supplies Industry Group Index. In each case, the cumulative total return assumes reinvestment of dividends into the same class of equity securities at the frequency with which dividends are paid on such securities during the applicable fiscal year.

                              [LINE GRAPH OMITTED]

                                  ANNUAL REPORT

      The annual report for the fiscal year ended December 31, 2003, including financial statements, isbeing furnished with this proxy statement to shareholders of record on March 31, 2004. The annual report does not constitute a part of the proxy soliciting material and is not deemed "filed" with the SEC.

                       III. SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of, by each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, by each director and nominee director, by each of the Named Executive Officers (as defined above) and by all directors and executive officers as a group.

                                                     Amount and Nature
                                                       of Beneficial
           Name of Beneficial Owner                      Ownership          Percent of Class
-----------------------------------------------      -----------------      ----------------
William W. Abraham(1)                                      229,321                0.74
Eugene R. Corasanti(2)                                   1,045,906                3.31
Joseph J. Corasanti(3)                                     539,616                1.75
Bruce F. Daniels(4)                                         21,393                0.07
Jo Ann Golden(5)                                             5,912                0.02
William D. Matthews(6)                                      20,264                0.07
Robert E. Remmell(7)                                        14,177                0.05
Stuart J. Schwartz(8)                                       22,389                0.07
Stephen M. Mandia(9)                                         8,250                0.03
Eugene T. Starr(10)                                            572                0.00
Gerald Woodard(11)                                          36,504                0.12
Directors and executive officers as a group              2,508,640                8.0
(16 persons)(1-12)

Wellington Management Company, LLP(13)                   3,744,750               12.91
75 State Street
Boston, Massachusetts 02109

AXA Financial, Inc.(and related entities)(14)            1,761,541                6.7
1290 Avenue of the Americas
New York, New York 10104

Barclay's Global Investors, N.A.(15)                     1,880,416                6.48
45 Fremont Street
San Francisco, California 94105

MMI Investments, L.P.(16)                                1,756,000                6.1
152 West 57th Street
New York, New York 10019

      o Unless otherwise set forth above, the address of each of the above listed shareholders is c/o CONMED Corporation, 525 French Road, Utica, New York 13502.

      o     * Less than 1%.

(1)   Includes 133,846 shares subject to options, exercisable within 60 days.

(2) Includes 722,319 shares subject to options, exercisable within 60 days. Also includes 63,787 shares owned beneficially by the wife of Eugene R. Corasanti. Eugene R. Corasanti disclaims beneficial ownership of these shares.

(3) Includes 507,229 shares subject to options, exercisable within 60 days. Joseph J. Corasanti is the son of Eugene R. Corasanti.

(4) Includes 18,018 shares subject to options, exercisable within 60 days. Also includes 3,375 shares owned beneficially by the wife of Bruce F. Daniels. Mr. Daniels disclaims beneficial ownership of these shares.

(5)   Includes 4,500 shares subject to options, exercisable within 60 days.

(6)   Includes 13,508 shares subject to options, exercisable within 60 days.

(7)   Includes 13,502 shares subject to options, exercisable within 60 days.

(8) Includes 20,264 shares subject to options, exercisable within 60 days. Also includes 850 shares owned beneficially by the wife of Stuart J. Schwartz. Dr. Schwartz disclaims beneficial. ownership of these shares.

(9)   Includes 4,500 shares subject to options, exercisable within 60 days

(10)  Eugene Starr is no longer an employee.

(11)  Includes 36,504 shares subject to options, exercisable within 60 days.

(12) Includes shares subject to options, exercisable within 60 days, held by William W. Abraham, Eugene R. Corasanti, Joseph J. Corasanti, Bruce F. Daniels, Jo Ann Golden, William D. Matthews, Robert E. Remmell, Stuart J. Schwartz, and Gerald Woodard, directors and executive officers of the Company. Such 277,507 shares are equal to approximately .96% of the Common Stock outstanding. As of March 31, 2003, the Company's directors and executive officers as a group (16 persons) are the beneficial owners 2,508,640 shares, which is approximately 8% of the Common Stock outstanding.

(13) An amendment to a Schedule 13G filed with the SEC by Wellington Management Company, LLP on February 12, 2004 indicates that Wellington Management Company, LLP may be deemed to beneficially own 3,744,750 shares of Common Stock that are held of record by its clients by virtue of having shared voting power over 2,495,850 shares and shared dispositive power over 3,744,750 shares in its capacity as an investment adviser.

(14) A Schedule 13G filed with the SEC by AXA Assurances I.A.R.D. Mutuelle; AXA Assurances Vie Mutuelle; AXA Conseil Vie Assurance Mutuelle; AXA Courtage Assurance Mutuelle, as a group, AXA and AXA Financial, Inc. on February 10, 2004 indicates that such entities beneficially own 1,761,541 shares of Common Stock by virtue of having sole dispositive power over 921,522 shares acquired solely for investment purposes by AXA Rosenberg Investment Management LLC and shared dispositive power over 838,719 shares acquired solely for investment purposes by Alliance Capital Management L.P. on behalf of client discretionary investment advisory accounts, and 1,300 shares acquired solely for investment purposes by Equitable Life Assurance Society of the United States. The group also reports having sole voting power with respect to 1,422,441 shares and shared voting power with respect to 8,425 shares.

(15) A Schedule 13G filed with the SEC by Barclays Global Investors, N.A. on February 17, 2004 indicates that Barclays Global Investors, N.A. and Barclays Global Fund Advisors beneficially own 1,880,416 shares of Common Stock by virtue of having sole voting power over 1,706,856 shares of Common Stock and sole dispositive power over 1,706,856 shares of Common Stock in their roles as investment advisors for certain funds.

(16) A Schedule 13D/A filed with the SEC by MMI Investments L.P. on October 29, 2003 indicates that MMI Investments beneficially owns 1,756,000 shares of Common Stock by virtue of having sole voting power over 1,706,856 shares of Common Stock and sole dispositive power over 1,706,856 shares of Common Stock.

      On March 31, 2004, there were 1,168 shareholders of record of the Company's Common Stock.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Pursuant to regulations promulgated by the Securities and Exchange Commission, the Company is required to identify, based solely on a review of reports filed under Section 16(a) of the Securities Exchange Act of 1934, and furnished to the Company pursuant to Rule 16a-3(c) thereunder, each person who, at any time during its fiscal year ended December 31, 2003, was a director, officer or beneficial owner of more than 10% of the Company's Common Stock that failed to file on a timely basis any such reports. Based on such reports, the Company is not aware of any such failure to file on a timely basis any such reports by any such person that has not previously been disclosed, except with respect to the following: Luke A. Pomilio and Frank R. Williams were each one day late in filing a Form 4 due to miscommunications by a filing service.

      Appendices:

      A.    Audit Committee Charter

      B.    Compensation Committee Charter

      C.    Nominating and Corporate Governance Committee Charter

                                     ANNEX A

                               CONMED CORPORATION

                             AUDIT COMMITTEE CHARTER

                    Amended and Restated as of March 17, 2004

I. Composition of the Audit Committee: The Audit Committee shall be comprised of at least three directors. Each such director (i) shall be "independent" under the rules of the Nasdaq Stock Market, Inc. and the provisions of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the "2002 Act"), and (ii) should not accept and should not permit any member of such director's immediate family to accept (during such director's service on the Audit Committee and during the three years preceding such director's service on the Audit Committee) any consulting, advisory or other compensatory fee from the issuer other than in his or her capacity as a member of the Board or any committee of the Board, and (iii) is not an affiliate of the Company within the meaning of any rules established by the Securities and Exchange Commission (the "SEC") for these purposes. . All members of the Audit Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, and the Audit Committee shall have at least one member who is an "audit committee financial expert", as defined by the SEC for purposes of the 2002 Act.

      No director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and discloses this determination in the Company's annual proxy statement. No member of the Audit Committee may receive (or shall have received during the preceding three years) any compensation from the Company other than (i) director's fees, which may be received in cash, stock options or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive. In addition, no member of the immediate family of a member of the Audit Committee may receive any compensation from the Company.

      Members shall be appointed by the Board based on nominations by the Corporate Governance and Nominating Committee, and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

      The Audit Committee shall designate one member of the Audit Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue.

II. Purposes of the Audit Committee: The purposes of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company, and to assist the Board of Directors:

III.

      1. in its oversight of the Company's accounting and financial reporting principles and policies and internal accounting controls and procedures;

      2. in its oversight of the Company's financial statements and the independent audit thereof;

      3. in nominating the outside auditors to be proposed for shareholder approval in any proxy statement, evaluating and, where deemed appropriate, replacing the outside auditors;

      4.    in evaluating the independence of the outside auditors;

      5. by pre-approving all services permitted by the 2002 Act to be performed by the independent auditors;

      6.    by pre-approving all related party transactions;

      7. by receiving and reviewing any reports concerning internal controls and/or disclosure controls;

      8. by establishing procedures for (a) the receipt, retention and treatment of complaints by the Company regarding accounting, internal accounting controls or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

      9. by receiving and reviewing any reports required by or otherwise contemplated by the 2002 Act and, as appropriate, responding to such reports; and

      10. preparing such reports required of the Audit Committee by the SEC for inclusion in the Company's annual proxy or otherwise.

            The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements. Management and the internal accounting and financial departments are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing including in respect of auditor independence, although at least one member of the Audit Committee must be an "audit committee financial expert" as defined by the SEC for purposes of the 2002 Act. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member, to the extent that he or she, in the exercise of business judgment, determines such reliance to be appropriate, of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors), and (iii) representations made by management as to any information technology, internal audit and any non-audit services provided by the auditors to the Company.

            The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee). The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to nominate and evaluate the outside auditors to be proposed for shareholder approval in the proxy statement, and, where appropriate, to replace such auditors.

            The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company ("Statement as to Independence'), addressing each non-audit service provided to the Company and the matters set forth in Independence Standards Board No. 1.

            The outside auditors shall submit to the Audit Committee annually a formal written statement of fees billed in each of the last two fiscal years for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q ; or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements;
            (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company's financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the outside auditors , in the aggregate and by each service.

III. Meetings of the Audit Committee: The Audit Committee shall meet periodically, as circumstances dictate, to discuss with management the annual audited financial statements and quarterly financial statements. The Audit Committee shall also meet separately at least annually with management, the officers of the Company responsible for internal accounting and financial controls and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the

      Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV. Duties and Powers of the Audit Committee: To carry out its purposes, the Audit Committee shall have the following duties and powers:

      1.    with respect to the outside auditor,

            (i) to be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditors (including the resolution of disagreements between management and the independent auditors regarding financial reporting), who shall report directly to the Audit Committee ;

            (ii) to be directly responsible for the appointment, compensation, retention and oversight of the work of any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services, which firm shall also report directly to the Audit Committee;

            (iii) to pre-approve or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors , and to review the fees charged by the outside auditors for audit and non-audit services;

            (iv) to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company's outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors' independence;

            (v) to consider whether the outside auditors' provision of non-audit services to the Company is compatible with maintaining the independence of the outside auditors; and

            (vi) to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and Audit Committee;

            (vii) to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing critical accounting policies and practices used, alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors and management, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences;

            (viii) to review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors;

            (ix) to discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner, and to consider whether there should be a regular rotation of the audit firm itself;

            (x) to review and approve all related party transactions of the Company ; and

            (xi) to take into account the opinions of management and the internal officer or officers of the Company responsible for internal accounting and financial controls in assessing the independent auditors' qualifications, performance and independence;

      2. with respect to the internal officer or officers of the Company responsible for internal accounting and financial controls,

            (i) to review the appointment and replacement of the officer or officers of the Company responsible for internal accounting and financial controls; and

            (ii) to advise that he or she is, or they are, expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by any internal or other auditor and management's responses thereto;

      3. with respect to accounting principles and policies, financial reporting and internal control over financial reporting,

            (i) to advise management and officers responsible for internal accounting and financial controls that they are expected to provide to the Audit Committee a timely communication of significant financial reporting issues and practices relating to accounting principles and policies, financial reporting and internal control over financial reporting;

            (ii) to consider any reports or communications (and management's and any other internal responses thereto) submitted to the Audit Committee by the outside auditors, including, but not limited to, reports or communications required by or referred to in Statements on Auditing Standards Nos. 61, 89 and 90 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

                  o deficiencies noted in the audit in the design or operation of internal controls including significant deficiencies or material weaknesses, in internal control identified during the audit or other matters relating to internal control over financial reporting;

                  o     consideration of fraud in a financial statement audit;

                  o     detection of illegal acts;

                  o the outside auditor's responsibility under generally accepted auditing standards;

                  o     any restriction on audit scope

                  o significant accounting policies, or matters that otherwise are required to be disclosed to the Audit Committee, which the Audit Committee may discuss with the auditor's national office as the Audit Committee may deem necessary, with respect to auditing or accounting issues presented by the engagement team;

                  o     management judgments and accounting estimates;

                  o any accounting adjustments arising from the audit that were noted or proposed by the auditors but were passed (as immaterial or otherwise);

                  o the responsibility of the outside auditor for other information in documents containing audited financial statements;

                  o     disagreements with management;

                  o     consultation by management with other accountants;

                  o major issues discussed with management prior to retention of the outside auditor;

                  o difficulties encountered with management in performing the audit;

                  o the outside auditor's judgments about the quality of the entity's accounting principles; and

                  o reviews of interim financial information conducted by the outside auditor;

      (iii) to meet with management, the officer or officers of the Company responsible for internal accounting and financial controls and/or the outside auditors:

                  o     to discuss the scope of the annual audit;

                  o to discuss the audited financial statements, including the annual audited financial statements and quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations ;

                  o to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the officer or officers of the Company responsible for internal accounting and financial controls, or the outside auditors, relating to the Company's financial statements;

                  o to discuss significant changes to the Company's financial and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the officer or officers of the Company responsible for internal accounting and financial controls or management; and

                  o to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;to discuss any difficulties the independent auditors encountered in the course of the audit, including any restrictions on their activities or access to requested information and any significant disagreements with management;

                  o to discuss any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditors to the Company;

                  o to review the form of opinion the independent auditors propose to render to the Board of Directors and shareholders; and

                  o to discuss, as appropriate: (a) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

      (iv) to inquire of the Company's chief executive officer and chief financial officer as to the existence of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and as to the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting;

      (v) to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with the auditing standards generally accepted in the United States of America and with applicable standards adopted or required by other regulators with respect to certain procedures to be followed in any audit of financial statements; to discuss with the Company's General Counsel any significant legal matters that may have a material effect on the financial statements, the Company's compliance policies, including material notices to or inquiries received from governmental agencies; to discuss and review the type and presentation of information to be included in earnings press releases;

      (viii) to discuss the types of financial information and earnings guidance provided, and the types of presentations made, to analysts and rating agencies;

      (ix) to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters;

      (x) to review and discuss any reports concerning material violations submitted to it by Company attorneys or outside counsel pursuant to the SEC attorney professional responsibility rules or otherwise; and

      (xi) to establish hiring policies for employees or former employees of the independent auditors.

      4.       with respect to reporting and recommendations,

               (i) to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

               (ii) to review this Charter at least annually and recommend any changes to the full Board of Directors;

               (iii) to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

               (iv) to prepare and review with the Board an annual performance evaluation of the Audit Committee, which evaluation must compare the performance of the Audit Committee with the requirements of this charter. The performance evaluation by the Audit Committee shall be conducted in such manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

V. Delegation to Subcommittee. The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Audit Committee. The Audit Committee may, in its discretion, delegate to one or more of its members the authority (i) to pre-approve any audit or non-audit services to be performed by the independent auditors, and/or (ii) to pre-approve related party transactions, provided, in both cases, that any such approvals are presented to the Audit Committee at its next scheduled meeting.

VI. Resources and Authority of the Audit Committee: The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants without seeking approval of the Board or management. The Company shall provide for appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board, for payment of:

      1. Compensation to the independent auditors and any other public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

      2.    Compensation of any advisers employed by the Audit Committee; and;

      3. Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

                                     ANNEX B

                               CONMED CORPORATION

                         COMPENSATION COMMITTEE CHARTER

      Purpose of Committee

      The purpose of the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Conmed Corporation (the "Company") is to discharge the Committee's responsibilities relating to compensation of the Company's executives and to produce an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and applicable law.

      Committee Membership

      Except as permitted by Nasdaq rule 4350(c)(3), the Committee shall consist solely of "independent directors," i.e., those directors who neither are officers or employees of the Company or its subsidiaries nor have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise "independent" under the rules of the Nasdaq Stock Market, Inc. Members shall be appointed by the Board based on nominations by the Company's Corporate Governance Nominating and Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

      Committee Structure and Operations

      The Committee shall designate one member of the Committee as its chairperson. [In the event of a tie vote on any issue, the chairperson's vote shall decide the issue.] The Committee shall meet in person or telephonically at least twice a year, and perhaps more frequently, in conjunction with regularly scheduled meetings of the Board at regularly scheduled times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson. The Company's Chief Executive Officer ("CEO") may not be present during any voting or deliberations of the Committee regarding the CEO's compensation.

      Committee Duties and Responsibilities

      The following are the duties and responsibilities of the Committee:

      1. In consultation with senior management, to establish the Company's general compensation philosophy, and to oversee the development and implementation of compensation programs.

      2. To review and approve corporate goals and objectives relevant to the compensation of the CEO, to evaluate the performance of the CEO in light of those goals and objectives, and to determine, or recommend to the Board for determination, the CEO's compensation level based on this evaluation. In determining or recommending the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, the awards given to the CEO in past years, and other factors that the Committee deems appropriate.

      3. To determine, or recommend to the Board for determination, the compensation of all other executive officers of the Company.

      4. To make recommendations to the Board with respect to the Company's incentive compensation plans and equity-based plans, including the Conmed Corporation 1992 Stock Option Plan and the Conmed Corporation 1999 Long-Term Incentive Plan, to oversee the activities of the individuals and committees responsible for administering these plans, to approve grants and issuances under these plans, and to discharge any responsibilities imposed on the Committee by any of these plans.

      5. To approve issuances under, or any material amendment of, any tax qualified, non-discriminatory employee benefit plan or parallel nonqualified plan pursuant to which a director, officer, employee or consultant will acquire stock or options.

      6. To approve issuances under, or any material amendment of, any stock option or other similar plan pursuant to which a person not previously an employee or director of the Company, as an inducement material to the individual's entering into employment with the Company, will acquire stock or options, upon recommendation and approval of President or CEO.

      7. In consultation with management, to oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

      8. To review and approve any severance or similar termination payments proposed to be made to any current or former executive officer of the Company.

      9. To prepare and issue the evaluations and reports required under "Committee Reports" below.

      10. To perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee consisting of one or more members. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) "Non-Employee Directors" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as in effect from time to time, and (ii) "outside directors" for the purposes of
      Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Committee Reports

The Committee shall produce the following reports and provide them to the Board.

      1. An annual report of the Compensation Committee on executive compensation for inclusion in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.

      2. An annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

      3. A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

      Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate, without seeking approval of the Board or management with respect to compensation consultants retained to assist in the evaluation of director, CEO or executive officer compensation, this authority shall be vested solely in the Committee.

                                     ANNEX C

                            CORPORATE GOVERNANCE AND

                          NOMINATING COMMITTEE CHARTER
                  Amended and Restated as of February 29, 2004

I.    Purpose of Committee

      The purpose of the Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Conmed Corporation (the "Company") is to recommend individuals to the Board for nomination as members of the Board and its committees and to develop and recommend to the Board a set of corporate governance principles applicable to the Company. The Committee shall report to the Board on a regular basis and not less than once a year.

II.   Committee Membership

      The Committee shall consist solely of three or more members of the Board, each of whom is, in the business judgment of the Board, "independent" under the rules of the NASDAQ, or any other similar national stock exchange on which the Company's stock may be listed. The initial members of the Committee shall be appointed by the Board. Candidates to fill subsequent vacancies in the Committee shall be nominated by the Committee as set forth below and appointed by the Board. Members shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

III.  Committee Structure and Operations

      The Committee shall designate one member of the Committee as its chairperson. In the event of a tie vote on any issue, the chairperson's vote shall decide the issue. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur when deemed necessary or desirable by the Committee or its chairperson.

IV.   Committee Duties and Responsibilities

      The following are the duties and responsibilities of the Committee:

            1. To make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board.

            2. To identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by stockholders. In nominating candidates, the Committee shall take into consideration such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee shall consider all candidates recommended by the Company's shareholders in accordance with the procedures set forth in the Company's annual proxy statement. The Committee may also consider candidates proposed by management, but is not required to do so.

            3. To identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

            4. Establish procedures for the Committee to exercise oversight of the evaluation of the Board and management.

            5. Develop and recommend to the Board a set of corporate governance principles applicable to the Company, and to review those principles at least once a year.

            6. Prepare and issue the evaluation required under "Performance Evaluation" below.

            7. Any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

V.    Performance Evaluation

      The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the committee deems appropriate. The report to the Board may take the form of any oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

VI.   Delegation to Subcommittee

      The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee.

VII.  Resources and Authority of the Committee

      The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm's fees and other retention terms.


                                     C - 2